                                                                   EXHIBIT 10.7











                          STEELCASE INC. 1994 EXECUTIVE
                          SUPPLEMENTAL RETIREMENT PLAN


                     AMENDED AND RESTATED AS OF JUNE 1, 2000
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           STEELCASE INC. 1994 EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Preamble                                                                   1

SECTION 1      ESTABLISHMENT OF PLAN                                       1

               1.1      Plan Document                                      1
               1.2      Effective Date                                     1
               1.3      Deferred Compensation Plan                         1
               1.4      Application to Former Participants                 1

SECTION 2      DEFINITIONS                                                 2

               2.1      Administrator                                      2
               2.2      Agent for Service of Process                       2
               2.3      Beneficiary                                        2
               2.4      Committee                                          2
               2.5      Company                                            2
               2.6      Early Retirement                                   3
               2.7      Employee                                           3
               2.8      Final Average Earnings                             3
               2.9      Fiscal Year                                        3
               2.10     Normal Retirement Date                             3
               2.11     Participant                                        3
               2.12     Plan Year                                          3
               2.13     Normal Retirement                                  4
               2.14     Spouse                                             4
               2.15     Surviving Spouse                                   4
               2.16     Total Disability                                   4

SECTION 3      ADMINISTRATION OF THE PLAN                                  4

               3.1      Administrative Committee                           4
               3.2      Responsibility; Indemnification                    5









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SECTION 4      ELIGIBILITY                                                 5

               4.1      Participation                                      5
               4.2      Termination of Participation                       5

SECTION 5      VESTING                                                     6

               5.1      Vested Service                                     6
               5.2      Vested Percentage                                  6

SECTION 6      BENEFITS                                                    6

               6.1      Amount and Form of Benefit                         6
               6.2      Payment Events                                     7
               6.3      Time of Payment                                    7
               6.4      Forfeiture of Benefits                             8
               6.5      Benefit Adjustments                                9
               6.6      Unfunded Plan; Unsecured Creditor Status           9

SECTION 7      AMENDMENT AND TERMINATION                                   9

               7.1      Amendment                                          9
               7.2      Termination                                        9

SECTION 8      GENERAL PROVISIONS                                          9

               8.1      No Right to Participate                           10
               8.2      No Employment Right                               10
               8.3      No Assignment or Transfer                         10
               8.4      Withholding and Payroll Taxes                     10
               8.5      Incompetent Payee                                 10
               8.6      Governing Law                                     11
               8.7      Construction                                      11









                                       ii
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           STEELCASE INC. 1994 EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                                    PREAMBLE

                  This STEELCASE INC. 1994 EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN ("Plan") is a deferred compensation and supplemental retirement plan for elected officers of Steelcase Inc. ("Company"). It is the policy of the Company, pursuant to action of the Board of Directors, that corporate officers and former corporate officers must retire up on attainment of age 65 to the extent consistent with applicable law. The purpose of the Plan is to assist the Company in attracting and retaining highly qualified corporate executives and to enable the executives to devote their full-time best efforts to the Company by providing, in consideration of those efforts, supplemental retirement income. The Plan, previously existing as two separate plans, is hereby amended and restated as a single plan.

                                    SECTION 1

                              ESTABLISHMENT OF PLAN

1.1      PLAN DOCUMENT.

                  This instrument, as amended from time to time, shall constitute the governing document of the Plan.

1.2      EFFECTIVE DATE.

                  The effective date of this amended and restated Plan is June 1, 2000.

1.3      DEFERRED COMPENSATION PLAN

                  The Company hereby amends and restates the programs adopted by the Board of Directors on January 14, 1981 and July 19, 1982 as a single supplemental executive retirement plan for a select group of management personnel of the Company. This Plan is intended to be a plan described in Sections 201(2), 301(a)(3), and 402(a)(1) of the Employee Retirement Income Security act of 1974, as amended ("ERISA"). This Plan also is established and intended as an unfunded supplemental program that is not subject to limitations applicable to benefits provided through a qualified, tax-exempt employee benefit plan established pursuant to Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code").

1.4      APPLICATION TO FORMER PARTICIPANTS.

                  Except to the extent it amends a provision of the Plan that applies to former Participants or expressly states that it is applicable to former Participants, an amendment to this Plan (including any restatement of the
Plan) shall not apply to a former Participant. Notwithstanding the preceding sentence, the increased amount of the 15-year benefit specified in this Plan shall apply to all future payments to or with respect to retired and deceased Participants payable after June 1, 2000.
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                                    SECTION 2

                                   DEFINITIONS

                  The following terms shall have the defninition stated, unless the context requires a different meaning:

2.1      ADMINISTRATOR

                  "Administrator" means the Committee.

2.2      AGENT FOR SERVICE OF PROCESS

                  "Agent for Service of Process" means Steelcase Inc. or the individual designated by the Committee.

2.3      BENEFICIARY

                  "Beneficiary" means the individual, trust, or other entity designated by the Participant to receive any amounts payable with respect to the Participant under the Plan after the Participant's death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. A Participant's Will is not effective for this purpose.

                  If a designation has not been completed properly and filed with the Committee or is ineffective for any other reason, the Beneficiary shall be the Participant's Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant's estate.

2.4      COMMITTEE

                  "Committee" means the Compensation Committee of the Board of Directors of Steelcase Inc.

2.5      COMPANY

                  "Company" means Steelcase Inc.









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2.6      EARLY RETIREMENT

                  "Early Retirement" means termination of employment, for any reason other than death, at any time on or after the first date on which the sum of the Participant's age and years of service equals or exceeds 80 (as determined for purposes of other benefit plans maintained by the Company) and before the Participant's Normal Retirement Date.

2.7      EMPLOYEE

                  "Employee" means any individual in the employ of the Company. Independent contractors, leased employees, and self-employed individuals are not included.

2.8      FINAL AVERAGE EARNINGS

                  "Final Average Earnings" means the average of the Participant's base salary for the three consecutive calendar years prior to retirement or death. Base salary shall include the gross amount payable prior to any elective, pre-tax salary deferrals.

2.9      FISCAL YEAR

                  "Fiscal Year" means the financial reporting and taxable year of Steelcase Inc.

2.10     NORMAL RETIREMENT DATE

                  "Normal Retirement Date" means the last day of the Plan Year in which the Participant attains age 65.

2.11     PARTICIPANT

                  "Participant" means an Employee who is a corporate officer of the Company elected by the Board of Directors of the Company and designated by the Committee pursuant to Section 3. The term includes former corporate officers designated by the Committee for continuing participation in the Plan and living former corporate officers with respect to whom benefits of the Plan remain payable.

2.12     PLAN YEAR

                  "Plan Year" means the annual period coinciding with the Fiscal Year.

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2.13     NORMAL RETIREMENT

         "Normal Retirement" means termination of employment on or after the Participant's Normal Retirement Date.

2.14     SPOUSE

         "Spouse" means the husband or wife to whom a Participant is married on the date benefit payments are scheduled to begin to the Participant. The legal existence of the spousal relationship shall be governed by the law of Michigan.


2.15     SURVIVING SPOUSE

         "Surviving Spouse" means the Participant's Spouse who survives the Participant. If the Participant and Spouse die under circumstances that make the order of their deaths uncertain, it shall be presumed for purposes of this Plan that the Participant survived the Spouse.

2.16     TOTAL DISABILITY

         "Total Disability" or "Disability" means a physical or mental condition, which totally and presumably permanently prevents an individual from performing the duties of his or her employment. The determination of Total Disability shall be made by the Committee through procedures established for that purpose and on the basis of reasonable medical examinations. The cost of any medical examination shall be an expense of administration of the Plan.


                                    SECTION 3

                             ADMINISTRATION OF PLAN

3.1      ADMINISTRATIVE COMMITTEE.

                The Plan shall be administered by the Committee. The Committee shall have full discretionary authority in the operation and administration of the Plan. The Committee shall act by vote or consent of a majority of its members. To the extent necessary or appropriate, the Committee will adopt rules, policies, and forms for the administration, interpretation, and implementation of the Plan. All decisions, determinations, and interpretations of the Plan by the Committee shall be final and binding on all parties.

                   A member of the Committee shall not participate in and shall not be counted as a member with respect to any action of the Committee directly affecting only that member.


3.2      RESPONSIBILITY; INDEMNIFICATION.

                   A member of the Committee shall not be personally responsible or liable for any act or omission in connection with performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. The Company shall hold harmless and indemnify each member of the Committee, and any other individual exercising delegated authority or responsibility with respect to the Plan, from any and all liabilities and costs arising from any act or omission related to the performance of duties or the exercise of discretion and judgement with respect to the Plan.



                                    SECTION 4

                                   ELIGIBILITY

4.1      PARTICIPATION

                   Participation in the Plan shall be limited to corporate officers elected by the Board of Directors of the Company and to former corporate officers designated by the Committee for continuing participation in the Plan. The Committee shall review each eligible candidate and shall designate each eligible individual to be enrolled as a Participant. Active participation shall be effective as of the date specified by the Committee for each Participant. Active participation shall continue until terminated by the Committee or earlier termination of employment for any reason.


4.2      TERMINATION OF PARTICIPATION

                   Active participation may be terminated by the Committee at any time, and may be terminated or continued by the Committee on or after a Participant ceases to be an elected officer of the Company. Upon termination of active participation, the Participant's vested percentage shall be determined under Section 5 and thereafter shall not increase.

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                                    SECTION 5

                                     VESTING

5.1      VESTING SERVICE.

                   A Participant shall be credited with one year of service for vesting for each twelve months of active participation in the Plan. Fractional years shall not be credited.

5.2      VESTED PERCENTAGE.

                   The Participant's vested percentage shall be determined by the following schedule:

                  YEARS OF SERVICE FOR VESTING               VESTED PERCENTAGE

                  Less than 3 years                                 0%
                  3 years, but less than 4 years                   20%
                  4 years, but less than 5 years                   40%
                  5 years, but less than 6 years                   60%
                  6 years, but less than 7 years                   80%
                  7 Years of more                                 100%



                                    SECTION 6

                                    BENEFITS

6.1      AMOUNT AND FORM OF BENEFIT.

                   The benefits of the Plan shall consist of the following:

                          (a)   5-YEAR BENEFIT. The 5-year benefit shall be five
annual payments, each equal to 70 percent of the Participant's Final Average Earnings multiplied by the Participant's vested percentage.

                          (b)   15-YEAR BENEFIT. The 15-year benefit shall be 15
annual payments; each equal to $50,000 multiplied by the Participant's vested percentage.

6.2      PAYMENT EVENTS.

                  Except as otherwise provided in Sections 6.3, 6.4, and 6.5, and Section 8, occurrence of any of the following events shall result in payment of both the Participant's 5-year benefit and 15-year benefit under the Plan:

                  (a)  NORMAL RETIREMENT.  The Participant's Normal Retirement.

                  (b)  EARLY RETIREMENT.  The Participant's Early Retirement.

                  (c)  DEATH.  Death of the Participant with a Surviving Spouse.

                  (d)  TOTAL DISABILITY.  The Participant's Total Disability.

6.3      TIME OF PAYMENT.

                  (a) NORMAL RETIREMENT. Upon Normal Retirement, the Participant's 5-year benefit and 15-year benefit payments shall both commence on March 1 following the date of Normal Retirement, or as soon thereafter as is administratively feasible.

                  (c) EARLY RETIREMENT. In the event of Early Retirement, the Participant's 5-year benefit and 15-year benefit shall both commence on March 1 following the date the Participant attains age 65; provided, however, that the Participant, with the consent of the Committee, may elect payment commencing on March 1 following the date of Early Retirement. If early payment is elected, the amount of each payment shall be determined by dividing the total dollar amount of the benefit by the number of reduced equal annual installments that result in the last reduced annual installment of the benefit being paid on the date that the last annual installment would have been paid if benefit payments commenced on March 1 following the date the Participant attained age 65. The Participant may elect early, reduced payment of the 5-year benefit, the 15-year benefit, or both. A Participant's election of early commencement of benefit payments must be made in writing on a form provided by the Committee.

                  (c) DEATH. In the event of death of a Participant before benefit payments commence under the Plan, benefit payments will be made to the Surviving Spouse, or to any other Beneficiary designated by the Participant prior to death, commencing on March 1 following the date of the Participant's death. If a Participant dies after benefit payments begin under the Plan, remaining payments will continue to be made, at the time and in the amount in effect at the Participant's death, to the Participant's Surviving Spouse, or to any other Beneficiary designated by the Participant prior to death. Whether paid directly to the Surviving Spouse or to another Beneficiary designated by the Participant, benefit payments shall be made or shall continue, following death of the Participant, only if the Participant has a Surviving Spouse and only as long as the Surviving Spouse is living.

                  (d) TOTAL DISABILITY. In the event of the Total Disability of a Participant before benefit payments commence under the Plan, the Participant's 5-year benefit and 15-year benefit shall both commence on March 1 following the date the Participant incurred the Total Disability, or as soon thereafter as is administratively feasible. The amount and duration of payments will be determined in accordance with the early payment provision for Early Retirement under 6.3(b).


6.4      FORFEITURE OF BENEFITS.

                  A Participant's right to benefit payments remaining unpaid under this Plan shall be forfeited upon occurrence of any of the following events:

                  (a) TERMINATION BEFORE RETIREMENT. Termination of the Participant's employment before eligibility for Normal Retirement, Early Retirement or Total Disability.


                  (b) TERMINATION FOR CAUSE. Termination of the Participant's employment for cause.


                  (c) NO SURVIVING SPOUSE. Death of the Participant without a Surviving Spouse or death of the Participant's Surviving Spouse following death of the Participant.


                  (d) COMPETITION. Directly or indirectly engaging in competition with the Company or any subdivision, subsidiary, or affiliate of the Company (collectively, the `Company') at any time during employment with the Company or during the three (3) year period following termination of employment with the Company, without prior approval of the Administrative Committee. A Plan Participant engages in competition if that person participates directly or indirectly in the manufacture, design or distribution of any products of the same type as those of the Company, including , but not limited to, office furniture, office systems or architectural products, or the providing of any related services, for or on behalf of any person or entity other than the Company and its authorized dealers, at any location within or without the United Sates of America. It is intended that this definition shall be enforced to the fullest extent permitted by law. If any part of this definition shall be construed to be invalid or unenforceable, in whole or in part, then such definition shall be construed in a manner so as to permit its enforceability to the fullest extent permitted by law.

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6.5      BENEFIT ADJUSTMENTS.

                  In the event that the Plan shall be amended to decrease the amount of benefit payments, the decrease shall not be applicable to any Participant who is retired under the Normal Retirement, Early Retirement or Total Disability provisions of the Plan and is receiving benefit payments or entitled to future benefit payments under the Plan or to benefit payments to the Surviving Spouse of a deceased Participant who dies prior to the amendment. Except as otherwise provided in an amendment, benefit reductions shall be applicable to all Participants remaining employed by the Company on the date of the amendment. Unless provided otherwise in an amendment that increases benefits, the benefit increases shall apply both to Participants employed on and after the date of the amendment and to remaining unpaid benefits of retired Participants receiving benefits or entitled to future benefit payments under the Plan and to payments to the Surviving Spouse of each deceased Participant. Any benefit increase shall be applied proportionately to reduced benefit payments that commenced prior to the date the Participant attains or would have attained age 65.

6.6      UNFUNDED PLAN; UNSECURED CREDITOR STATUS.

                  This shall be an unfunded Plan within the meaning of ERISA. A Participant shall be an unsecured general creditor of the Company with respect to payment of any benefit under the Plan. The right of a Participant or Beneficiary to be paid a benefit under the terms of the Plan shall be no greater than the right of any other general, unsecured creditor of the Company.


                                    SECTION 7

                            AMENDMENT AND TERMINATION

7.1      AMENDMENT.

                  This Plan may be amended in any manner at any time by the Board of Directors of the Company. An amendment changing the amount of benefits shall comply with Sections 1.4 and 6.5.

7.2      TERMINATION.

                  The Plan may be terminated at any time by the Board of Directors of the Company. Upon termination of the Plan, the Board shall specify the extent to which benefits of Participants employed by the Company shall be preserved or terminated. Upon termination of the Plan, all benefits of previously retired and deceased Participants that are being paid or are payable at a future date shall continue to be paid in accordance with the terms of the Plan in effect at the time of termination.

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                                    SECTION 8

                               GENERAL PROVISIONS

8.1      NO RIGHT TO PARTICIPATE

                  Nothing in this Plan shall be deemed or interpreted to provide a "Participant or any non-participating Employee with any contractual right to participate in or receive benefits of the Plan. The right to participate and the duration of active participation shall be determined in the sole discretion of the Committee.

8.2      NO EMPLOYMENT RIGHT.

                  Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement, or understanding of any kind that the Company or any subdivision of the Company will continue to employ any individual, and this Plan shall not be construed or applied as any type of employment contract or obligation. Nothing herein shall abridge or diminish the rights of the Company or the employing subdivision of the Company to determine the terms and conditions of employment of any Participant or other Employee or to terminate the employment of any Participant or other Employee with or without cause at any time.

8.3      NO ASSIGNMENT OR TRANSFER.

                  Neither a Participant nor any beneficiary or other representative of a Participant shall have any right to assign, transfer, attach, or hypothecate any amount of credit, potential payment, or right to future payments or any other benefit provided under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding or process.

8.4      WITHHOLDING AND PAYROLL TAXES.

                  The Company shall deduct from any payment made under this Plan all amounts required by federal, state, and local tax laws to be withheld and shall subject any payments made under the Plan to all applicable payroll taxes and assessments.

8.5      INCOMPETENT PAYEE.

                  If the Committee determines that a person entitled to a payment hereunder is incompetent, it may cause benefits to be paid to another person for the use or benefit of the Participant or the Participant's beneficiary at the time or times otherwise payable hereunder, in total discharge of the Plan's obligations to the Participant or beneficiary.

8.6      GOVERNING LAW.

                  The provisions of the Plan shall be construed and governed under the laws of the State of Michigan.

8.7      CONSTRUCTION.

                  The singular includes the plural, and the plural includes the singular, and terms connoting gender include both the masculine and feminine, unless the context clearly indicates the contrary. Capitalized terms, except those at the beginning of a sentence or part of a heading, have the meaning defined in the Plan.

IN WITNESS WHEREOF, The Company has caused this plan captioned, "Steelcase Inc. 1994 Executive Supplemental Retirement Plan" as restated effective as of June 1, 2000 to be executed by its duly authorized officer this 6th day of June, 2000.


                                      STEELCASE INC.





                                      BY /s/ James P. Hackett
                                      ---------------------------------------
                                      Its President & Chief Executive Officer


ATTEST:





/s/ Jon D. Botsford
------------------------------
Its Secretary